                                CONNER & WINTERS
                           A PROFESSIONAL CORPORATION

                                     LAWYERS




                                 March 13, 1998

Jameson Inns, Inc.
8 Perimeter Center East
Suite 8050
Atlanta, Georgia 30346-1603

         Re: Jameson Inns, Inc. - Registration Statement on Form S-3 (No. 333-20143) (the "Registration Statement")

Gentlemen:

         We have acted as counsel to Jameson Inns, Inc., a Georgia corporation (the "Company"), in connection with the public offering by the Company of an aggregate of 1,200,000 shares of the Company's 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share (the "Shares"). As described in the Prospectus Supplement dated March 13, 1998, included in the Registration Statement (the "Prospectus Supplement"), the Company is selling the Shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company, Morgan Keegan & Company, Inc. and CIBC Oppenheimer Corp.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing, we are of the opinion that the Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance

Jameson Inns, Inc.
March 13, 1998
Page 2


with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Preferred Stock of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus Supplement constituting a part thereof under the caption "Legal Matters."

                                                     Sincerely,


                                                     CONNER & WINTERS,
                                                     A Professional Corporation